EX-10.2

Dated 10 September 2024

FORGE LIFE SCIENCES NOMINEE 1 LTD AND FORGE LIFE SCIENCES NOMINEE 2 LTD

- and -

AUTOLUS LIMITED

and

AUTOLUS THERAPEUTICS PLC

Deed of Variation relating to premises known as The Nucleus Marshgate Stevenage SG1 1FR formerly known as part of The Marshgate Car Park, Stevenage

Email: [***]
4174912.2

Mishcon de Reya

4174912.2 i TABLE OF CONTENTS No. Heading Page 1. DEFINITIONS AND INTERPRETATION 1 2. BACKGROUND 2 3. VARIATION 2 4. CONTINUATION OF LEASE 6 5. GUARANTOR'S AGREEMENT 6 6. REGISTRATION AT LAND REGISTRY 6 SCHEDULE 1 - WORKED EXAMPLES 7 SCHEDULE 2 - OCCUPIER ESG REQUIREMENTS 8

4174912.2 1 THIS DEED OF VARIATION dated 2024 is made between (1) the Landlord and (2) the Tenant and (3) the Guarantor 1. DEFINITIONS AND INTERPRETATION 1.1 In this deed the following definitions apply: Landlord means Forge Life Sciences Nominee 1 Ltd (company number 13523380) and Forge Life Sciences Nominee 2 Ltd (company number 13523683) in their capacity as nominees for and on behalf of Forge Life Sciences GP Limited (company number 13520188) all of whose registered offices are at 4th Floor 52-54 Gracechurch Street, London, England, EC3V 0EH acting in the capacity of general partner of Forge Life Sciences L.P. (a limited partnership registered under the Limited Partnerships Act 1907) of the same address as the general partner; Tenant means Autolus Limited registered in England and Wales with company registration number 09115837 whose registered office is at The Mediaworks, 191 Wood Lane, London W12 7FP; Guarantor means Autolus Therapeutics PLC registered in England and Wales with company registration number 11185179 whose registered office is at The Mediaworks, 191 Wood Lane, London W12 7FP; Lease means the lease of the Property dated 19 September 2023 and made between (1) the Landlord (2) the Tenant and (3) the Guarantor for a term of 20 years from and including 19 September 2023; Property means the property demised by the Lease briefly known as The Nucleus Marshgate Stevenage SG1 1FR formerly known as part of the Marshgate car park at Stevenage Town Centre. 1.2 The expression the Landlord includes the person or persons for the time being entitled to the reversion immediately expectant upon the term of the Lease. 1.3 The expression the Tenant means the person (however described in the lease) in whom the Lease is vested from time to time. 1.4 The singular includes the plural and vice versa, person includes corporation, the neuter includes the masculine and the feminine, and a covenant by a party which comprise two or more persons shall be joint and several. 1.5 Words and expressions defined in the Lease have the same meanings in this deed except to the extent they are expressly varied by this deed. 1.6 The provisions of the Lease relating to its interpretation apply to this deed except to the extent they are expressly varied by this deed. 1.7 Clause headings do not affect the interpretation of this deed. 1.8 The parties to this deed do not intend any of its terms to be enforceable by a third party (as defined in section 1 of the Contracts (Rights of Third Parties) Act 1999).

4174912.2 2 2. BACKGROUND 2.1 This deed is supplemental to the Lease which is vested in the Tenant. 2.2 The Landlord is entitled to the reversion immediately expectant on the unexpired residue of the term of the Lease the reversion being registered under title number HD608165 at the Land Registry. 2.3 The parties to this deed wish to vary the terms of the Lease in the following manner. 3. VARIATION 3.1 The Lease is varied with immediate effect as follows: 3.1.1 The definition of Principal Rent is deleted from the Lease and replaced by the following definition: "Principal Rent": means £3,050,000 per year (exclusive of VAT) subject to increase in accordance with clauses 3.4 and 3.1.4. Non-binding worked examples of how the Principal Rent will be increased pursuant to clauses 3.4 and 3.1.4 are included at Schedule 2 3.1.2 Clause 2.2.2 is deleted from the Lease and replaced by the following: the right to such shelter and support from the property registered under title number HD153773 as the Property enjoys at the date of this lease 3.1.3 Clause 3.4.6 will be varied so that the words "or in relation to the calculation or payment of the Principal Rent on the Additional Review Date and on the Reconciliation Date" after the words "….construction of this clause". 3.1.4 The following new definitions will be added to the Lease: (a) Additional Review Date means the earliest of: (i) the date the PC Certificate is issued pursuant to the Licence for Alterations ("PC Date"); (ii) the date that the payments made by the Landlord pursuant to the Capital Contribution Deed reaches the Works Payment Cap; and (iii) 1 December 2025. (b) Capital Contribution Deed means the capital contribution deed entered into on 2024 between (1) the Landlord (2) the Tenant and (3) the Guarantor. (c) Interim Principal Rent means a figure equal to the aggregate of (1) the Principal Rent payable (but for any suspension) under this Lease immediately before the Additional Review Date and (2) the higher of: (i) 11.85% of £15,500,000 (exclusive of VAT); and

4174912.2 3 (ii) 11.85% of the aggregate of payments (1) made by the Landlord pursuant to Clause 4.1 of the Capital Contribution Deed and (2) due to be made pursuant to any outstanding certificates issued pursuant to Clause 4.2 of the Capital Contribution Deed and (3) any other payments made by the Landlord or the Lender to any person employed (or formally employed) by the Tenant in connection with the Works following exercising rights in Clause 7 of the Licence for Alterations (exclusive of VAT) calculated on the day before the Additional Review Date; (d) Project Conditions has the meaning given to it in the Capital Contribution Deed. (e) Project Condition Satisfaction Date has the meaning given to it in the Capital Contribution Deed. (f) Lender has the meaning given to it in the Capital Contribution Deed. (g) Licence for Alterations means the licence for alterations entered into on 2024 between (1) the Landlord (2) the Tenant and (3) the Guarantor. (h) Occupier ESG Requirements means the occupier ESG requirements set out in the document annexed to this lease at Schedule 3 or such replacement of it issued from time to time. (i) PC Certificate has the meaning given to it in the Licence for Alterations. (j) Regulatory Approvals means all certificates and licences which are either necessary or reasonably required for the operation of the facility on the Property. (k) Reviewed Principal Rent means the higher of: (i) an amount equal to the Principal Rent payable (but for any suspension) under this Lease immediately before the later of (1) the Additional Review Date and (2) the Reconciliation Date; and (ii) an amount equal to the Principal Rent that would have been payable (but for any suspension) under this Lease immediately before the later of the (1) Additional Review Date and (2) the Reconciliation Date had all rent reviews pursuant to clause 3.4 under this Lease been concluded (if not actually concluded) before the later of the (1) Additional Review Date and (2) the Reconciliation Date. (l) Reconciliation Date means the earliest of: (i) the date that the payments made by the Landlord pursuant to the Capital Contribution Deed reaches the Works Payment Cap; and (ii) Works Completion Longstop Date or such revised date, if applicable, pursuant to Clause 4.11 of the Capital Contribution Deed.

4174912.2 4 (m) Works has the meaning given to it in the Licence for Alterations. (n) Works Payment Cap has the meaning given to it in the Capital Contribution Deed. (o) Works Completion Longstop Date has the meaning given to it in the Licence for Alterations. 3.1.5 The following clauses will be added to the Lease: 3.1.3 Subject to the Project Condition Satisfaction Date occurring in relation to the Phase 1 Works or the Phase 2 Works pursuant to the Capital Contribution Deed and without prejudice to clauses 3.1.4 and 3.4, the Tenant shall pay the Principal Rent proportionately from and including the Additional Review Date to the next Rent Day and then by equal payments in advance on the Rent Days subject to clauses 3.1.5, 3.1.6, 4.1.3 and 4.1.4 (if applicable). 3.1.4 Subject to the Project Condition Satisfaction Date occurring in relation to the Phase 1 Works or the Phase 2 Works pursuant to the Capital Contribution Deed, the Principal Rent will (in addition to the review on each Rent Review Date) be increased on each of the Additional Review Date and the Reconciliation Date (or once if the Additional Review Date and the Reconciliation Date are on the same date) to a figure equal to the aggregate of (1) the Reviewed Principal Rent and (2) the higher of: (i) 11.85% of £15,500,000 (exclusive of VAT); and (ii) 11.85% of the aggregate of payments (1) made by the Landlord pursuant to clause 4.1 of the Capital Contribution Deed and (2) due to be made pursuant to any outstanding certificates issued pursuant to clause 4.2 of the Capital Contribution Deed and (3) any other payments made (or due to be made) by the Landlord or the Lender to any person employed (or formally employed) by the Tenant in connection with the Works following exercising rights in clause 7 of the Licence for Alterations (exclusive of VAT) calculated as at both the Additional Review Date and the Reconciliation Date; and on each date that the Principal Rent increases, the increased amount will be payable from and including the Additional Review Date. 3.1.5 If any of the relevant Rent Review Date, Additional Review Date and Reconciliation Date occur on the same date or any of the reviews to be undertaken on those dates have not been completed before another review date arises or any of the relevant dates are close in time then each relevant review will be applied sequentially and separately in the order in which the relevant review dates occur as set out in this Lease or where they occur on the same date they will occur in the following order (1) relevant Rent Review Date but subject to clause 3.1.6 (2) Additional Review Date (3) Reconciliation Date and then (if relevant and subject to clause 3.1.6) (4) any Late Reviews.

4174912.2 5 3.1.6 If the Principal Rent is due to be reviewed on one or more Rent Review Dates (as applicable) which occur pursuant to clause 3.4 of the Lease after the Additional Review Date but on or before the Reconciliation Date ("Late Reviews") then the Late Reviews will be delayed until (i) such Reconciliation Date has occurred and (ii) the Principal Rent has been calculated pursuant to clause 3.1.4 with the increased amount payable from and including the Additional Review Date (but such Late Reviews will be carried out with effect from the actual Rent Review Dates specified in the Lease). 4.1.3 if the Tenant may draw down additional payments or the Landlord is obliged to make or makes additional payments pursuant to the Capital Contribution Deed after the Additional Review Date, pay the Landlord the Interim Principal Rent on account of the Principal Rent from and including the Additional Review Date; and 4.1.4 if clause 4.1.3 applies, on the Rent Day immediately following the Reconciliation Date, pay to the Landlord (as rent in arrear) the amount by which the Principal Rent for the period beginning on the Additional Review Date and ending on the next Rent Day after the Reconciliation Date exceeds the payments actually made for that period together with (i) interest at Base Rate in respect of the Principal Rent payable from the relevant Rent Review Date pursuant to clause 3.4 of the Lease and (ii) interest at the Base Rate in respect of the Principal Rent payable from the Additional Review Date in each case such interest to be calculated instalment by instalment. 4.18.3 The Tenant will comply with all requirements and recommendations contained within the Occupier ESG Requirements from time to time Provided That where there is a conflict between the Occupier ESG Requirements and the remaining terms of this Lease, then those remaining terms will prevail. 6.6 Good Faith The parties shall act in good faith in all respects and not take any action or do any other thing, with the intention of avoiding or circumventing any of their respective obligations for the purpose of clauses 3.1.4, 3.1.5, 4.1.3 and 4.1.4 of this Lease. 3.1.6 Clause 4.6.1(a) shall be replaced with the following clause 4.6.1(a): "comply with and obtain all existing and future Regulatory Approvals and comply with all existing and future Legislation and any planning permissions and other statutory consents (in the case of any planning permissions, which are granted after the date of this Lease, only those obtained by or on behalf of or with the consent of the Tenant) applicable to the Property and its use" 3.1.7 Clause 4.11.1 shall be amended so that the following words will be added at the end of the clause: "Provided that from and including the date the Project Condition Satisfaction Date has occurred in relation to the Phase 1 Works or the Phase 2 Works pursuant to the Capital Contribution Deed to and including the latest of:

4174912.2 6 (a) the Reconciliation Date; and (b) the date the revised Principal Rent has been calculated pursuant to clause 4.1.4 the Tenant will not be permitted to assign or underlet the whole or any part of the Property." 3.1.8 Schedule 1 to this deed shall be added as a new Schedule 2 to the Lease. 3.1.9 Schedule 2 to this deed shall be the Occupier ESG Requirements annexed to the Lease as a new Schedule 3. 4. CONTINUATION OF LEASE 4.1 The Lease continues fully effective subject to the variations in this deed. 4.2 The parties agree for the avoidance of doubt that this deed does not effect a surrender and regrant of the Lease. 5. GUARANTOR'S AGREEMENT The Guarantor consents to the Tenant entering into this deed and agrees with the Landlord that its covenants in the Lease remain fully effective and shall apply to the Lease as varied by this deed. 6. REGISTRATION AT LAND REGISTRY The Tenant will: 6.1.1 take all steps necessary to procure that this deed is noted at the Land Registry against the Tenant's title and against the Landlord's registered reversionary title as soon as reasonably possible; and 6.1.2 deliver to the Landlord within 10 days of completion of such application, official copy entries of the Tenant's title. The parties have executed and delivered this document as a deed on the date stated at the beginning of it.

4174912.2 7 SCHEDULE 1 - WORKED EXAMPLES

4174912.2 8 SCHEDULE 2 - OCCUPIER ESG REQUIREMENTS

4174912.2 9 EXECUTED as a deed by FORGE LIFE SCIENCES NOMINEE 1 LTD acting by a director, in the presence of: Signature Director Print name Witness signature Name (in BLOCK CAPITALS) Address EXECUTED as a deed by FORGE LIFE SCIENCES NOMINEE 2 LTD acting by a director, in the presence of: Signature Director Print name Witness signature Name (in BLOCK CAPITALS) Address /s/ /s/ /s/ /s/

4174912.2 10 EXECUTED as a deed by AUTOLUS LIMITED acting by : Signature Director Print name Signature Director Print name /s/ EXECUTED as a deed by AUTOLUS THERAPEUTICS PLC acting by a director two directors /s/ /s/ /s/